Mueller Industries, Inc. Reports Second Quarter 2021 Earnings

COLLIERVILLE, Tenn., July 20, 2021 -- Mueller Industries, Inc. (NYSE: MLI) announces 2021 second quarter results. (All comparisons are to the prior year quarter.)
•Operating income of $157.8 million versus $52.3 million
•Net income of $108.8 million versus $28.0 million
•Net sales of $1.01 billion versus $500.2 million
•EPS of $1.92 versus $0.50 per share

Financial and Operating Highlights:
•Average COMEX copper for the second quarter was $4.43 per pound, an 82 percent increase over the second quarter of last year.
•The increase in net sales was attributable to unit sales growth across all segments, contributions from 2020 acquisitions, and the influence of higher copper prices.
•During the quarter, we retired our Subordinated Debentures ($284.4 million) and recognized an expense of $5.7 million for a redemption premium.
•We recorded a $1.0 million loss on our investment in Tecumseh Products Company for the quarter, compared to an $8.6 million loss recorded during the prior year period.
•At quarter-end, cash on hand was $110.7 million, our debt to total capitalization was 27 percent, and the current ratio was 3.0 to 1.

Regarding the state of the Company and outlook, Greg Christopher, Mueller's CEO said,
“During the second quarter, our team delivered excellent operating performance while confronting highly inflated demand and widespread industry supply constraints. Extended lead times and abnormally high backlogs are expected to continue well into the third quarter, as many of these conditions persist.

Mueller’s operations remain well positioned for the current market conditions due to our operational investments and acquisitions that enhance capacity, increase yields and lower costs. In addition, we continue to benefit from the prudent cost controls we implemented during the height of the pandemic.

We anticipate that strong demand in the building construction sectors will continue through the remainder of the year."

Mueller Industries, Inc. (NYSE: MLI) is an industrial corporation whose holdings manufacture vital goods for important markets such as air, water, oil and gas distribution; climate comfort; food preservation; energy transmission; medical; aerospace; and automotive. It includes a network of companies and brands throughout North America, Europe, Asia, and the Middle East.

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Statements in this release that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties. These include economic and currency conditions, continued availability of raw materials and energy, market demand, pricing, competitive and technological factors, and the availability of financing, among others, as set forth in the Company’s SEC filings. The words “outlook,” “estimate,” “project,” “intend,” “expect,” “believe,” “target,” “encourage,” “anticipate,” “appear,” and similar expressions are intended to identify forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date of this report. The Company has no obligation to publicly update or revise any forward-looking statements to reflect events after the date of this report.

CONTACT
Jeffrey A. Martin
(901) 753-3226

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Quarter Ended		For the Six Months Ended
(In thousands, except per share data)	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020

Net sales	$1,012,592	$500,168	$1,830,740	$1,103,087

Cost of goods sold	799,712	403,159	1,468,130	911,874
Depreciation and amortization	11,134	11,097	22,889	22,136
Selling, general, and administrative expense	43,932	33,616	89,367	76,368
Asset impairments	—	—	—	3,035
Litigation settlement, net	—	—	—	(21,933)

Operating income	157,814	52,296	250,354	111,607

Interest expense	(1,866)	(4,973)	(6,335)	(10,352)
Redemption premium	(5,674)	—	(5,674)	—
Other income, net	683	2,834	1,260	3,112

Income before income taxes	150,957	50,157	239,605	104,367

Income tax expense	(39,006)	(13,029)	(60,767)	(27,173)
Loss from unconsolidated affiliates, net of foreign tax	(1,019)	(8,641)	(2,668)	(14,756)

Consolidated net income	110,932	28,487	176,170	62,438

Net income attributable to noncontrolling interests	(2,100)	(531)	(4,231)	(2,067)

Net income attributable to Mueller Industries, Inc.	$108,832	$27,956	$171,939	$60,371

Weighted average shares for basic earnings per share	55,946	55,723	55,931	55,799
Effect of dilutive stock-based awards	866	471	811	527

Adjusted weighted average shares for diluted earnings per share	56,812	56,194	56,742	56,326

Basic earnings per share	$1.95	$0.50	$3.07	$1.08

Diluted earnings per share	$1.92	$0.50	$3.03	$1.07

Dividends per share	$0.13	$0.10	$0.26	$0.20

Summary Segment Data:

Net sales:
Piping Systems Segment	$711,616	$334,040	$1,259,364	$719,053
Industrial Metals Segment	180,040	88,619	344,892	219,821
Climate Segment	131,708	86,107	242,734	179,379
Elimination of intersegment sales	(10,772)	(8,598)	(16,250)	(15,166)

Net sales	$1,012,592	$500,168	$1,830,740	$1,103,087

Operating income:
Piping Systems Segment	$124,508	$41,074	$191,606	$77,750
Industrial Metals Segment	20,499	8,873	39,346	20,055
Climate Segment	25,372	12,353	42,707	25,367
Unallocated expenses	(12,565)	(10,004)	(23,305)	(11,565)

Operating income	$157,814	$52,296	$250,354	$111,607

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	(Unaudited)
(In thousands)	June 26, 2021	December 26, 2020
ASSETS
Cash and cash equivalents	$110,681	$119,075
Accounts receivable, net	542,044	357,532
Inventories	384,982	315,002
Other current assets	44,288	33,752

Total current assets	1,081,995	825,361

Property, plant, and equipment, net	385,246	376,572
Operating lease right-of-use assets	26,871	29,301
Other assets	295,325	297,334

Total assets	$1,789,437	$1,528,568

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current portion of debt	$6,428	$41,283
Accounts payable	190,403	147,741
Current portion of operating lease liabilities	6,546	6,259
Other current liabilities	159,052	144,360

Total current liabilities	362,429	339,643

Long-term debt	350,996	286,593
Pension and postretirement liabilities	25,167	26,841
Environmental reserves	21,020	21,256
Deferred income taxes	16,363	16,842
Noncurrent operating lease liabilities	19,433	21,602
Other noncurrent liabilities	20,113	14,731

Total liabilities	815,521	727,508

Total Mueller Industries, Inc. stockholders’ equity	945,716	776,745
Noncontrolling interests	28,200	24,315

Total equity	973,916	801,060

Total liabilities and equity	$1,789,437	$1,528,568

MUELLER INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Six Months Ended
(In thousands)	June 26, 2021	June 27, 2020

Cash flows from operating activities
Consolidated net income	$176,170	$62,438
Reconciliation of consolidated net income to net cash provided by operating activities:
Depreciation and amortization	22,975	22,296
Stock-based compensation expense	4,817	4,198
Provision for doubtful accounts receivable	1,280	1,850
Loss from unconsolidated affiliates	2,668	14,756
Redemption premium	5,674	—
Gain on disposals of properties	(819)	(9)
Impairment charges	—	3,035
Deferred income tax expense	3,252	764
Changes in assets and liabilities, net of effects of businesses acquired:
Receivables	(190,944)	(11,212)
Inventories	(63,949)	43,263
Other assets	(5,482)	3,967
Current liabilities	50,456	(277)
Other liabilities	3,429	(5,369)
Other, net	(247)	3,082

Net cash provided by operating activities	9,280	142,782

Cash flows from investing activities
Capital expenditures	(17,978)	(22,215)
Acquisition of businesses, net of cash acquired	(13,935)	(15,415)
Payment received for notes receivable	8,539	—
Proceeds from sales of properties	1,730	1

Net cash used in investing activities	(21,644)	(37,629)

Cash flows from financing activities
Dividends paid to stockholders of Mueller Industries, Inc.	(14,546)	(11,168)
Repurchase of common stock	—	(5,574)
Issuance of debt	425,000	110,015
Repayments of debt	(400,497)	(166,021)
Issuance (repayment) of debt by consolidated joint ventures, net	463	(471)
Net cash received to settle stock-based awards	414	696
Debt issuance costs	(1,111)	—

Net cash provided by (used in) financing activities	9,723	(72,523)

Effect of exchange rate changes on cash	987	(6,160)

(Decrease) increase in cash, cash equivalents, and restricted cash	(1,654)	26,470
Cash, cash equivalents, and restricted cash at the beginning of the period	127,376	98,042

Cash, cash equivalents, and restricted cash at the end of the period	$125,722	$124,512